Exhibit 99.2

zendesk

END OF FOURTH QUARTER 2015 HIGHLIGHTS

32%
MRR from 100+ seat customers

63%
Y/Y revenue growth

~1 BILLION
Annual ticket run rate

69,000+
paid customer accounts

1,200+
employees



Carl Bass, President & CEO of Autodesk, joins Zendesk Board Feb 2016

HIGHLIGHTED CUSTOMERS

University of South Australia

GRUBHUB

THREE JERKS
THE ORIGINAL FILET MIGNON BEEF JERKY

california
PIZZA KITCHEN